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                                                                    Exhibit 99.1

                    BANKRUPTCY COURT CONFIRMS DRUG EMPORIUM'S
         PLAN OF REORGANIZATION--SNYDER'S PURCHASE TO CLOSE IN SEPTEMBER


         POWELL, Ohio--August 28, 2001--Drug Emporium, Inc. ("Drug Emporium") announced today that its Chapter 11 Plan of Reorganization (the "Plan") was confirmed by the United States Bankruptcy Court in Youngstown, Ohio. The Plan provides for the sale of 100% of reorganized Drug Emporium's capital stock to Snyder's Drug Stores, Inc. ("Snyder's") for a cash purchase price of $21,000,000 plus the assumption of certain liabilities. Under the Plan, no distribution will be made to Drug Emporium's current shareholders, and all existing Drug Emporium shares will be canceled.

         The Plan will go into effect upon the completion of the documentation required by the Plan and the closing of a $160 million revolving loan facility and a $40 million term loan facility for which Snyder's and Drug Emporium have received commitments. The loan facilities will be utilized to fund cash costs of exiting Chapter 11 as well as to fund the working capital needs of both Drug Emporium and Snyder's going forward. In addition, a major supplier of pharmaceutical goods to both companies has agreed to provide $40 million in credit enhancements to the new loan facilities as well as enter into a long-term supply agreement with the new combined company. Snyder's will operate Drug Emporium as a separate wholly-owned subsidiary. The transaction is expected to close in September 2001.

         Gordon Barker, President and CEO of Snyder's, remarked, "We are pleased that the Bankruptcy Court confirmed Drug Emporium's reorganization plan and approved our purchase of Drug Emporium. We have thoroughly reviewed Drug Emporium's operations during the reorganization proceedings and have a firm understanding of Drug Emporium's business. We expect the acquisition of Drug Emporium to be a seamless transaction which will provide Drug Emporium and Snyder's with the capital base to continue and expand operations. We will be working very closely with Drug Emporium's suppliers to eliminate any uncertainties that they may have regarding Drug Emporium's financial status."

         Further information regarding the confirmation and consummation of the Plan can be found in Drug Emporium's Form 8-K filing available through the Securities and Exchange Commission at www.sec.gov.


About Snyder's Drug Stores, Inc.

         Snyder's Drug Stores was founded in 1929 and is headquartered in Minnetonka, Minnesota. Snyder's owns and operates 81 corporate stores and supports over 100 independent retailers in Iowa, Illinois, Michigan, Minnesota, Montana, South Dakota, and Wisconsin under the Snyder's name through its distribution center in Eagan, Minnesota.

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About Drug Emporium, Inc.

         Drug Emporium, Inc. owns and operates 77 brick-and-mortar stores under the names Drug Emporium, F&M Super Drug Stores and Vix Drug Stores. All of the brick-and-mortar stores operate full-service pharmacies and specialize in discount-priced merchandise including health and beauty aids, cosmetics and greeting cards. The company also franchises additional stores under the Drug Emporium name. Drug Emporium, Inc. is headquartered in Powell, Ohio.


Except for historical information, the statements contained herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. From time to time, Drug Emporium may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements are based on the current expectations of management and are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to the following factors among others that could affect the outcome of the Drug Emporium's forward looking statements: competition as to price and selection from other drugstore chains, from supermarkets, mail order companies, membership clubs, and other internet companies and from other third party plans; the actions of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payers attempting to reduce prescription drug costs which results in downward pressure on pharmacy margins; economic conditions generally or in the Drug Emporium markets; actions which might be taken by trade or other creditors to enforce their rights and remedies; the ability to maintain sufficient liquidity in order to support operations; the ability to maintain satisfactory relationships with lenders and to remain in compliance with financial loan covenants and other requirements under current banking agreements; the ability to maintain satisfactory relationships with suppliers both in terms of procuring merchandise and in terms of maintaining adequate trade credit; federal and/or state regulatory and legislative actions, including taxes and pharmacy regulations; customer preferences and spending patterns; the ability to economically eliminate under-performing stores; the ability to implement or adjust to new technologies; the ability to attract, hire and retain key personnel; the ability to improve operating margins; the financial performance of HealthCentral.com; the ability to secure and maintain key contracts and relationships; and the inability to meet all of the conditions for the effectiveness of the Plan.